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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-82953 and 333-18929, Form S-8 Nos. 333-108162, 333-39299, 33-54084, 33-32692, 2-66654, 333-118976, 333-118977, and 333-124964) of Noble Energy, Inc. of our report dated January 25, 2006, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in this Annual Report on Form 10-K for the year ended December 31, 2005.

                    /s/ UHY Mann Frankfort Stein & Lipp, CPAs, LLP

March 1, 2006
Houston, Texas

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM